A&B RETIREMENT PLAN FOR OUTSIDE DIRECTORS
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                                AMENDMENT NO. 1
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     The A&B Retirement Plan for Outside Directors, as amended and restated
effective February 1, 1995, is hereby amended, effective July 1, 1998, as follows:

     1. Sections 2.03 through 2.14 are hereby renumbered as Sections 2.04 through 2.15, respectively.

     2.   A new Section 2.03 is hereby added, as follows:

          "2.03. "Beneficiary" means the person or persons designated by the Participant as such in accordance with the provisions of
     Section 4.03 and to whom the benefit, if any, provided for in
     Section 4.03 is payable."

     3.   Section 2.04 is hereby amended in its entirety, to read as follows:

          "2.04. "Final Retainer" means the annual rate of cash retainer payable to an Outside Director as of the last date served as an Outside Director."

     4.   Section 2.10 is hereby amended in its entirety, to read as follows:

          "2.10. "Retirement Date" means the later of the date the Participant ceases to be a Director for reasons other than death and the date the Participant attains age 65."

     5.   A new Section 4.03 is hereby added, to read as follows:

          "4.03.  DEATH BENEFIT.  In the event that a Participant dies prior to
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     his/her Retirement Date, such Participant's Beneficiary shall be entitled to a death benefit equal to the greater of the amounts described in subsections (a) and (b) below, determined as of the day immediately prior to his/her death:

             (a) A lump sum payment which is the Actuarial Equivalent of the Participant's Retirement Income paid one twelfth monthly for the life of the Participant with the first payment commencing on the later of the date the Participant attains age 65 and the date of the Participant's death.

             (b) The before-tax equivalent of the lower of two quotations obtained by the Administrator from insurance companies for the cost of a lifetime annuity that provides after-tax monthly benefits equivalent to those that a Participant would receive under this Plan if this Plan allowed monthly payments of the retirement benefits hereunder.

     Payment of this death benefit shall be made in a lump sum payment to the Beneficiary within thirty days after the death of the Participant. Each Participant shall, at the time he/she becomes a Participant, designate one or more persons as his/her Beneficiary for purposes of this Section 4.03. The designation shall be made in the form prescribed by the Administrator and shall become effective when filed with the Administrator. A Participant may from time to time change his/her Beneficiary by filing a new designation form with the Administrator. Should the Participant die without having any effectively-designated surviving Beneficiary, then the Beneficiary shall be the spouse of the Participant, if then living. If there is no surviving spouse, then the Beneficiary shall be the Participant's children, then living. If there are no living children, then the Beneficiary shall be the estate of the Participant."

     6.   Section 6.02 is hereby amended in its entirety, to read as follows:

          "6.02.  NO OTHER BENEFITS.  Except as provided in Section 4.03,
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     there are no death benefits under the Plan, and no benefits are provided under this Plan to anyone other than a Participant and, in the case of health care insurance coverage, an eligible Spouse."

     7. Except as modified by this Amendment No. 1, all terms and provisions of the A&B Retirement Plan for Outside Directors shall continue in full force and effect.

     IN WITNESS WHEREOF, Alexander & Baldwin, Inc. has caused its authorized officers to affix the corporate name and seal hereto this 27th day of August, 1998.


                              ALEXANDER & BALDWIN, INC.

                              By /s/ Miles B. King
                                 Its Vice President

                              By /s/ Alyson J. Nakamura
                                 Its Assistant Secretary